Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Speedemissions, Inc.

Tyrone, Georgia

We have issued our Report dated March 28, 2008, accompanying the consolidated financial statements as of and for the years ended December 31, 2007 and 2006, included in the Annual Report of Speedemissions, Inc. on Form 10-KSB for the year ended December 31, 2007, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned Report.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia

September 11, 2008